SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0407042
(Commission File Number)	(I.R.S. Employer Identification No.)
Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events and Regulation FD Disclosure

On April 27, 2004, Global Crossing Limited (the “Company”) announced that it is conducting a review of its previously reported financial statements for the years ended December 31, 2003 and 2002, including respective interim periods, and that it expects to restate previously reported financial statements. Accordingly, the Company stated that its previously reported financial statements for the years ended December 31, 2003 and 2002, including respective interim periods, and guidance concerning its 2004 results of operations and future liquidity needs should be disregarded pending the outcome of the review. In view of these developments, on April 28, 2004, Grant Thornton LLP (“GT”) informed the Company that GT cannot continue to be associated with the Company’s consolidated financial statements and, accordingly, has advised the Company that GT is withdrawing its audit reports dated March 8, 2004, December 23, 2003 and September 10, 2003 (except as it relates to Notes 1, 2, 13 — New Senior Secured Notes, 27 and 32, as to which the date is December 4, 2003) on (i) the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2003 and of Global Crossing Ltd., the Company’s predecessor (“Old GCL”), and its subsidiaries as of December 31, 2002 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the period from December 10, 2003 to December 31, 2003 (Successor Company), for the period from January 1, 2003 to December 9, 2003 (Predecessor Company), and for the years ended December 31, 2002 and 2001 (Predecessor Company); (ii) the consolidated balance sheet of the Company and its subsidiaries as of December 9, 2003; and (iii) the consolidated balance sheets of Old GCL and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity (deficit), cash flows and comprehensive loss for the years then ended; respectively. GT further informed the Company that such audit reports can no longer be relied upon in light of the Company’s recent announcements and statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2004

GLOBAL CROSSING LIMITED
By:	/s/ Daniel O’Brien
	Name:	Daniel O’Brien
	Title:	Executive Vice President and Chief Financial Officer